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                                                                    EXHIBIT 23.3




Consent of Dudley, Hopton-Jones, Sims & Freeman PLLP


We consent to the use in this Registration Statement of Alabama National BanCorporation on Form S-4 of our report dated January 12, 1996 relating to the financial statements of First American Bancorp and subsidiary and to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus.

                                   /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP



Birmingham, Alabama
October 15, 1997